SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Portfolio Recovery Associates Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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PORTFOLIO RECOVERY ASSOCIATES, INC.
Riverside Commerce Center
120 Corporate Blvd.
Norfolk, VA 23502

Notice of Annual Meeting of Stockholders
to be held on May 12, 2003

TO THE STOCKHOLDERS OF PORTFOLIO RECOVERY ASSOCIATES, INC.:

You are cordially invited to attend the Annual Meeting of Stockholders of PORTFOLIO RECOVERY ASSOCIATES, INC., which will be held at the Company’s Norfolk, Virginia headquarters located at Riverside Commerce Center, 120 Corporate Blvd, Suite 100, Norfolk, Virginia 23502, on May 12, 2003, at 10:00 a.m. local time, for the following purposes:

•	To elect two directors to serve for a term of three years;

•	To ratify the selection of PricewaterhouseCoopers, LLP as accountants and independent auditors for Portfolio Recovery Associates, Inc. who will audit the books and accounts of the Company for the year ending December 31, 2003; and

•	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The enclosed notice of the Annual Meeting and proxy statement contain detailed information about the business to be transacted.

Your Board of Directors unanimously recommends that you vote FOR the election of each nominee for director and FOR the ratification of PricewaterhouseCoopers, LLP as accountants and independent auditors for Portfolio Recovery Associates, Inc.

The Board of Directors has fixed the close of business on March 26, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only stockholders of record at the close of business on March 26, 2003 will be entitled to notice of and to vote at the Annual Meeting. A list of such stockholders will be available during regular business hours at the Company’s office, 120 Corporate Blvd., Norfolk, Virginia 23502, for the ten days before the Annual Meeting for inspection by any stockholder for any purpose germane to the meeting. If you have any questions about the Annual Meeting, please contact Melissa Stallard at mkstallard@portfoliorecovery.com.

By Order of the Board of Directors,

Judith S. Scott Senior Vice President, General Counsel and Secretary

Norfolk, Virginia
Date: April 9, 2003

Whether or not you plan to attend the Annual Meeting, please act promptly to vote your shares with respect to the proposals described above. You may vote your proxy by marking, signing, dating and promptly returning the enclosed proxy card in the postage-paid envelope provided. If you attend the Annual Meeting, you may vote your shares in person, even if you have previously submitted your proxy in writing. If you vote in person, any previously voted proxy will be withdrawn.

PORTFOLIO RECOVERY ASSOCIATES, INC.
120 CORPORATE BLVD., SUITE 100
NORFOLK, VA 23502

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 12, 2003

You are receiving a Notice of Annual Meeting, Proxy Statement and Proxy Card from Portfolio Recovery Associates, Inc. (the “Company”) because you own shares of common stock in the Company. The Company’s Board of Directors is soliciting your proxy to vote at its 2003 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held in Norfolk, Virginia, at 10:00 a.m. on Monday, May 12, 2003. This proxy statement describes the proposals that will be on the agenda at the Annual Meeting, and other important information about the Company. The proposals on the agenda for which your vote is being solicited are: the election of two directors for a term of three years; the approval and ratification of the selection of the Company’s accountants and independent auditors who will audit the books and accounts of the Company for the year ending December 31, 2003; and such other matters as may properly come before the meeting. In addition to the formal items of business to be brought before the meeting, officers of the Company will report on the Company’s operations and respond to stockholder questions. This proxy statement gives you information that will help you make an informed voting decision. The Company’s 2002 Annual Report to Stockholders, which includes audited consolidated financial statements for the fiscal year ended December 31, 2002, is being mailed with these materials. This proxy statement and the form of proxy card were mailed to stockholders, on or about April 9, 2003.

VOTING AT THE MEETING

Date, Time and Place of the Meeting

We will hold the Annual Meeting at our corporate headquarters, located in Norfolk, Virginia. Our address is:

Portfolio Recovery Associates, Inc.
Riverside Commerce Center
120 Corporate Blvd., Suite 100
Norfolk, Virginia 23502

The Annual Meeting will begin promptly at 10:00 a.m., Eastern Time, on May 12, 2003.

Who May Vote

Each holder of shares of the Company’s common stock at the close of business on March 26, 2003, the “record date,” is entitled to notice of the Annual Meeting, and to attend and vote at the Annual Meeting. Such persons are considered “holders of record.” As of the record date, approximately 13,550,000 shares of common stock of the Company were issued and outstanding, which were held by approximately 2386 holders of record. Entities holding shares on behalf of the owners of the shares, such as banks, brokerage firms and other nominees who are beneficial holders of the Company’s stock as of the close of business on March 26, 2003, have been requested to forward these materials to beneficial stockholders. The Company will pay the reasonable mailing expenses incurred for this purpose. Any stockholder who does not receive a copy of the Notice of Annual Meeting, Proxy Statement and Proxy Card may obtain these materials at the Annual Meeting or by contacting the Company’s investor relations liaison, at 757-519-9300, ext. 3010 or via email mkstallard@portfoliorecovery.com.

Quorum for the Meeting

A quorum of stockholders is necessary to take action at the Annual Meeting. A majority of holders of the issued and outstanding shares of stock of the Company entitled to vote, represented in person or by proxy, will constitute a quorum. A poll will be taken of the votes cast on each proposal on the agenda. Votes cast by proxy or in person at the Annual Meeting will be tabulated by Continental Stock Transfer and Trust Company, the inspector of election appointed for the Annual Meeting. The inspector of election will also determine whether a quorum is present at the Annual Meeting. In the event that a quorum is not present at the meeting, the Annual Meeting will likely be adjourned or postponed in order to solicit additional proxies.

How to Vote

For each proposal to be considered at the Annual Meeting, a holder of common stock of the Company is entitled to one vote per share owned as of the record date. As a holder of common stock of the Company, you are invited to attend the Annual Meeting and vote your shares in person. The admission ticket attached to the enclosed proxy card must be presented at the check-in area. You also may vote your proxies by mail or in person at the Annual Meeting.

Voting By Mail

If you do not expect to attend the Annual Meeting in person, and choose to vote on proposals on the agenda by mail, simply complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. With respect to any other matters not on the agenda, which may properly come before the Annual Meeting, your proxy will be voted at the discretion of James Voss and William Brophey in accordance with their best judgment. If you are a stockholder whose shares are held in “street name” (i.e., in the name of a broker, bank or other record holder), you can obtain a proxy, executed in your favor, from the record holder, sign it and return it to the Company, or you may direct the record holder of your shares how to vote your proxy.

Voting At the Annual Meeting

If you are planning to attend the Annual Meeting and wish to vote your shares in person, we will give you a ballot for that purpose at the meeting. If you are a stockholder whose shares are held in “street name” (i.e., in the name of a broker, bank or other record holder), you will not be able to vote in person at the Annual Meeting; however, you should provide your voting instructions to your broker or bank so that they may vote on your behalf.

You May Revoke Your Proxy

You may change or revoke your proxy at any time before it is voted at the Annual Meeting by the following methods:

•     Send a written notice of a revocation of a proxy so that it is received before the taking of the vote at the meeting to:

Judith S. Scott
Sr. Vice President, General Counsel and Secretary
Portfolio Recovery Associates, Inc.
Riverside Commerce Center
120 Corporate Blvd., Suite 100
Norfolk, VA 23502
Fax: 757-554-0586

•     Attend the Annual Meeting and vote in person. Your attendance at the Annual Meeting will not in and of itself revoke your proxy. In order to revoke your proxy, you must also vote your shares at the Annual Meeting.

If you require assistance in changing or revoking your proxy, please contact the Secretary of the Company at the address above.

Preliminary voting results will be announced at the conclusion of the Annual Meeting. The Company will also publish final voting results in its Quarterly Report on Form 10-Q for the second quarter of 2003.

Corporate Governance

The Company’s Board of Directors consists of a majority of independent directors. The Board maintains three standing committees — Audit, Compensation and Nominating/Corporate Governance. Each committee is composed of independent directors. All committees report their activities to the Board. Committee meetings are normally held in conjunction with Board meetings. During 2002, the Company’s Board of Directors held one meeting after its initial public offering in November. All board members attended the meeting.

There are currently 5 directors, who are divided into three classes. The term of office of one class of directors expires each year. The terms of Steven D. Fredrickson and Peter Cohen, both of whom are in the “1st Class” of directors, will expire on the date of the 2003 Annual Meeting.

Audit Committee

The Audit Committee, whose chairman is James Voss, and whose other current members are Peter Cohen and William Brophey, met one time during 2002, after the Company’s initial public offering. Each member of the Audit Committee is “independent,” as that term is defined by the applicable standards promulgated by the National Association of Securities Dealers. The Charter of the Audit Committee was adopted by the Audit Committee on December 4, 2002, and was ratified by the full Board of Directors on February 5, 2003. As described in its Charter, the Audit Committee’s duties are to:

•     Provide independent, objective oversight of the Company’s internal controls and accounting functions, and review with management and independent accountants the Company’s accounting policies and practices and the adequacy of internal controls,

•     Make recommendations to the Board of Directors regarding the appointment of an accounting firm to serve as the Company’s auditors and independent accountants and approve the services performed by the independent accountants and related fees,

•     Review the scope and results of the annual examination performed by the independent accountants, and

•     Perform such other duties as set forth in its Charter, which is attached as Appendix “A.”

The Audit Committee is not responsible for the planning or conduct of the audits or the determination that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles.

Compensation Committee

The Compensation Committee, whose chairman is David Roberts, and whose other current members are Peter Cohen and William Brophey, met one time during 2002, after the Company’s initial public offering. Each member of the Compensation Committee is “independent,” as that term is defined by the applicable standards promulgated by the National Association of Securities Dealers. As described in its Charter, this Committee is responsible for establishing the Company’s executive officer compensation policies and for administering these policies.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee, whose Chairman is William Brophey, and whose other current members are James Voss and David Roberts, met one time during 2002, after the Company’s initial public offering. Each member of the Nominating/Corporate Governance Committee is “independent,” as such term is defined by the applicable standards promulgated by the National Association of Securities Dealers. The Charter of the Nominating/Corporate Governance Committee was adopted by the Nominating/Corporate Governance Committee on December 4, 2002. As described in its Charter, the Nominating/Corporate Governance Committee is responsible for recommending to the Board corporate governance principles, considering and reporting periodically to the Board of Directors on all matters relating to the selection, qualification and compensation of members of the Board of Directors and candidates nominated to the Board of Directors, as well as any other matters relating to the duties of the members of the Board of Directors. In addition, the

Nominating/Corporate Governance Committee reviews Company policies related to public and social issues important to the Company and makes recommendations to the Board of Directors on specific issues designed to assure that the Company fulfills its missions and objectives. The Nominating/Corporate Governance Committee recommends the re-election of Steven D. Fredrickson and Peter Cohen to the Board of Directors.

PROPOSAL ONE: ELECTION OF DIRECTORS

Upon the recommendation of the Nominating/Corporate Governance Committee, the Board of Directors has nominated Steven D. Fredrickson and Peter Cohen for re-election as directors at the Annual Meeting. If elected, Mr. Fredrickson and Mr. Cohen will each serve in the 1st Class of directors for a three-year term, which will expire on the date of the 2006 Annual Meeting of Stockholders. Mr. Fredrickson and Mr. Cohen currently serve as directors of the Company. Mr. Fredrickson serves as Chairman of the Board of Directors. Mr. Cohen serves on the Compensation Committee and the Audit Committee.

Proxies will be voted for the election of the above two nominees for re-election as directors. Each of the nominees has consented to serve as a director if elected at the Annual Meeting. Directors will be elected by a majority of the votes cast at the Annual Meeting. Broker non-votes (i.e. where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy) will be treated as abstentions. Under Delaware General Corporate Law, an abstaining vote is not deemed a “vote cast.” As a result, abstentions are not included in the tabulation of the results on the election of directors, and therefore do not have the effect of votes in opposition.

The nominees for director who receive the affirmative vote of a majority of the common shares represented and voting in person or by proxy at the Annual Meeting will be elected directors of the Company. Information about the nominees and the continuing directors whose terms expire in future years is set forth below. The Board of Directors unanimously recommends that you vote “FOR” the election of each nominee for director.

The following table sets forth certain information about the Company’s directors.

Name	Age	Position(s) with the Company	Director Since

Current Nominees (Class 1):
Steven D. Fredrickson	43	President, Chief Executive Officer and Chairman of the Board	March 1996(1)
Peter A. Cohen	56	Director	November 2002
Directors Continuing In Office
(Class 2)
David N. Roberts	41	Director	March 1996(1)
William P. Brophey	65	Director	November 2002
(Class 3)
James M. Voss	60	Director	November 2002

(1) While Steven D. Fredrickson and David N. Roberts were appointed as directors of the Company upon its creation in August 2002, they were each managers of Portfolio Recovery Associates, L.L.C., the predecessor entity to the Company, since its creation in March 1996.

Nominees for Election to Three-year Terms Which Expire in 2006

•     Steven D. Fredrickson, President, Chief Executive Officer and Chairman of the Board - Prior to co-founding the Company in 1996, Mr. Fredrickson was Vice President, Director of Household Recovery Services’ (“HRSC”) Portfolio Services Group from late 1993 until February 1996. At HRSC Mr. Fredrickson was ultimately responsible for HRSC’s portfolio sale and purchase programs, finance and accounting, as well as other functional areas. Prior to joining HRSC, he spent five years with Household Commercial Financial Services managing a national commercial real estate workout team and five years with Continental Bank of Chicago as a member of the FDIC workout department, specializing in corporate and real estate workouts. He received a B.S. degree from the University of Denver and a M.B.A. degree from the University of Illinois. He is a past board member of the American Asset Buyers Association.

•     Peter Cohen, Director - Mr. Cohen is currently a director who serves on the Audit Committee and the Compensation Committee of the Board. He began his career on Wall Street at Reynolds & Co. in 1969. In 1970, he joined the firm which would later become Shearson Lehman Brothers. In 1981, when Shearson merged with American Express, he was appointed president and chief operating officer. From 1983 to 1990, he served as chairman and chief executive officer of Shearson. Under his leadership, Shearson grew to become the second-largest full-service firm in the securities industry. From 1991 to 1994, Mr. Cohen served as an advisor and vice chairman of the board of Republic New York Corporation. In 1994, he started what is today Ramius Capital Group, an investment management business, which currently has $3 billion of assets under management. Cohen has served on numerous boards of directors, including the New York Stock Exchange, the American Express Company, Olivetti SpA, and Telecom SpA. Currently, he sits on the boards of Presidential Life Corporation, The Mount-Sinai-NYU Medical Center & Health System, Kroll Inc., and Titan Corporation. Mr. Cohen has an MBA from Columbia University and a Bachelor’s Degree from Ohio State University.

Directors Continuing in Office — Terms Expiring in 2004

•     William Brophey, Director – Currently retired, Mr. Brophey has more than 35 years of experience as president and chief executive officer of Brad Ragan, Inc., a (formerly) publicly traded automotive product and service retailer, and as a senior executive at The Goodyear Tire and Rubber Company. Throughout his career, he held numerous field and corporate positions at Goodyear in the areas of wholesale, retail, credit, and sales and marketing, including general marketing manager, commercial tire products. He served as president and chief executive officer and a member of the board of directors of Brad Ragan, Inc. (a 75% owned public subsidiary of Goodyear) from 1988 to 1996, and vice chairman of the board of directors from 1994 to 1996, when he was named vice president, original equipment tire sales world wide at Goodyear. From 1998 until his retirement in 2000, he was again elected president and chief executive officer and vice- chairman of the board of directors of Brad Ragan, Inc. Mr. Brophey has a business degree from Ohio Valley College and attended advanced management programs at Kent State University, Northwestern University, Morehouse College and Columbia University.

•     David N. Roberts, Director - Mr. Roberts has been with Angelo, Gordon & Co., L.P. since 1993. He currently manages the firm’s private equity and special situations area and was the founder of the firm’s opportunistic real estate area. Mr. Roberts has invested in a wide variety of real estate, corporate and special situations transactions. Prior to joining Angelo Gordon, Mr. Roberts was a principal at Gordon Investment Corporation, a Canadian merchant bank from 1989 to 1993, where he participated in a wide variety of principal transactions including investments in the real estate, mortgage banking and food industries. Prior to joining Gordon Investment Corporation, he worked in the Corporate Finance Department of L.F. Rothschild where he specialized in mergers and acquisitions. He has a B.S. degree in economics from the Wharton School of the University of Pennsylvania.

Director Continuing in Office—Term Expiring in 2005

•     James Voss, Director - Mr. Voss has more than 35 years experience as a senior finance executive. He currently heads Voss Consulting, Inc., serving as a consultant to community banks regarding policy, organization, credit risk management and strategic planning. From 1992 through 1998, he was with First Midwest Bank as executive vice president and chief credit officer. He served in a variety of senior executive roles during a 24- year career (1965-1989) with Continental Bank of Chicago, and was chief financial officer at Allied Products Corporation (1990-1991), a publicly traded (NYSE) diversified manufacturer. Currently, he serves on the board of Elgin State Bank. Mr. Voss has both an MBA and Bachelor’s Degree from Northwestern University.

Director Compensation

Non-employee directors receive a quarterly Board retainer of $3,750, except for the Chairman of the Audit Committee, who receives a quarterly Board retainer of $5,000 per quarter. Each director is reimbursed for travel expenses in connection with attendance at Board meetings. Under the Company’s 2002 Stock Option Plan, new directors (appointed after the Company’s initial public offering) received a grant of 5,000 stock options at the fair market value on the date of the grant, which at that time was $16.16 per share. Non-employee directors also receive an annual grant of stock options under the Company’s 2002 Stock Option Plan on the anniversary date of their commencing service as a director (or in the case of the director who served prior to the Company’s initial public offering, on the anniversary date of the initial public offering). Options vest and are exercisable in five equal installments on the first five anniversaries of the grant date, and expire seven years after the grant date.

Audit Committee Report

The Audit Committee of the Board of Directors has furnished the following report to stockholders of the Company in accordance with rules adopted by the Securities and Exchange Commission:

•     The Audit Committee has reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2002, including a discussion of the acceptability as well as the appropriateness of significant accounting principles. The Audit Committee also reviewed with management and the independent accountants the reasonableness of significant estimates and judgments made in preparing the financial statements as well as the clarity of the disclosures in the financial statements.

•     The Audit Committee has discussed with PricewaterhouseCoopers, LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented (“Communications with Audit Committees”).

•     The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers, LLP required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), as modified or supplemented, and has discussed with PricewaterhouseCoopers, LLP the independent accountant’s independence from the Company. The Audit Committee concluded that the non-audit services which were provided by PricewaterhouseCoopers, LLP in 2002 did not impact PricewaterhouseCoopers, LLP’s independence.

Based upon the review and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee and the board have also recommended, subject to stockholder ratification, the selection of PricewaterhouseCoopers, LLP as the Company’s accountants and independent auditors for the year ended December 31, 2003.

This report is submitted on behalf of the members of the Audit Committee:

James Voss (Chairman)
Peter Cohen
William Brophey

PROPOSAL TWO: APPROVAL OF INDEPENDENT ACCOUNTANTS

Upon the recommendation of the Audit Committee, the Board of Directors has appointed PricewaterhouseCoopers, LLP as independent accountants for the Company, subject to the approval of the stockholders, to audit its consolidated financial statements for the year ending December 31, 2003, and to perform other audit-related services, including review of the Company’s quarterly interim financial information, periodic reports and registration statements which may be filed with the Securities and Exchange Commission.

PricewaterhouseCoopers, LLP acted as accountants and independent auditors to audit the Company’s consolidated financial statements for the year ended December 31, 2002. A majority of votes cast in person or represented by proxy will constitute ratification of the appointment of PricewaterhouseCoopers, LLP. Broker non-votes (i.e. where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy) will be treated as abstentions. Under Delaware General Corporate Law, an abstaining vote is not deemed a “vote cast.” As a result, abstentions are not included in the tabulation of the results on the ratification of the appointment of PricewaterhouseCoopers, LLP.

The Board of Directors has directed that the appointment of PricewaterhouseCoopers, LLP be submitted to the stockholders for approval. PricewaterhouseCoopers, LLP will have a representative at the Annual Meeting who will be available to respond to appropriate questions. The representative will also have an opportunity to make a statement if desired.

The Board of Directors recommends that the stockholders vote “FOR” the approval of the appointment of PricewaterhouseCoopers, LLP as its independent accountants.

Audit Fees

The aggregate fees billed or expected to be billed by PricewaterhouseCoopers, LLP for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2002, for the period ended June 30, 2002 (required for the Company’s initial public offering), and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year were $126,425.

Non-Audit Fees

The aggregate fees billed or expected to be billed by PricewaterhouseCoopers, LLP for all professional services rendered for the fiscal year ended December 31, 2002, excluding the fees set forth under the caption “Audit Fees” above, but including tax related services and certain services related to the Company’s initial public offering were $391,746.

Compensation Committee Report

The Compensation Committee has furnished the following report to stockholders of the Company in accordance with rules adopted by the Securities and Exchange Commission: The Charter of the Compensation Committee was adopted on December 4, 2002. As described in its Charter, the Compensation Committee is charged with the responsibility to develop and administer compensation programs for the Company’s executives and administer the 2002 Stock Option Plan. To this end, the Committee has established the following fundamental standards for executive compensation: to assist the Company in attracting and retaining high quality talent, the Company shall provide executives with compensation packages that include a base pay that is competitive in the marketplace and the ability to substantially increase their compensation through performance. The performance component of each executive’s compensation package shall be established to assist the Company in achieving overall corporate performance goals that ultimately enhance stockholder value. In accordance with this philosophy, the Company compensates its executives based upon their performance and the performance of the Company through three primary sources: base pay, performance-based annual bonus, and stock options. Under this approach, a significant portion of the compensation for these officers is based on their performance and the performance of the Company.

Base Pay

The Company sets salaries for executives taking into account the competitive marketplace and a subjective assessment of the nature of the position. For the Company, the marketplace includes companies of similar size and companies in the receivables management and debt collection markets.

Management Bonus Program

The Company maintains a management incentive program that includes the executive officers. Officer bonuses under the Company’s management bonus program are awarded based upon the extent to which the Company achieves net profitability goals. If results of operations exceed the net profitability goals, the amount of the executives’ bonus may be increased in the sole discretion of the Company’s Compensation Committee and if the results of operations for the year do not achieve such net profitability goals, the amount of the executive’s bonus (if any) is within the sole discretion of the Company’s Compensation Committee.

Stock Options

The Company utilizes incentive stock options to promote the success of the Company and enhance its value by linking the personal interests of participants to those of its stockholders by providing an incentive for outstanding performance. Under the Company’s 2002 Stock Option Plan, the Company may grant nonqualified or incentive stock options to its officers, directors, employees and key consultants. The Company’s 2002 Stock Option Plan is administered by the Company’s Compensation Committee. The Compensation Committee has authority to administer the Company’s 2002 Stock Option Plan, including the power to determine eligibility, the types and sizes of options, the price and timing of options, and any vesting, including acceleration of vesting, of options. An aggregate of 2,000,000 shares of the Company’s common stock were made available for grant under the Company’s 2002 Stock Option Plan, subject to a proportionate increase or decrease in the event of a stock split, reverse stock split, stock dividend, or other adjustment to the Company’s common stock. Under the Company’s 2002 Stock Option Plan, the maximum number of shares of the Company’s common stock that may be granted to any employee during any fiscal year is 200,000.

Compensation of the Chief Executive Officer

The salary of the Chief Executive Officer for 2002 was based on the terms and conditions of his employment agreement with Portfolio Recovery Associates, L.L.C., the predecessor to the Company, and his bonus was based on goals established at the beginning of 2002 by the management committee of Portfolio Recovery Associates, L.L.C. After the Company’s initial public offering, these goals and the amount of the recommended incentive compensation — bonus and stock option grants – for the Chief Executive Officer were then subsequently approved by the Compensation Committee of the Board. The incentive compensation was based primarily on the Company’s achieving the goal of significant profitability increases in 2002. Other achieved goals that were a factor in arriving at the incentive compensation included increased productivity as measured by cash collections per collector hour worked, increased operating margins, the increased tenure of the collector workforce, and additions to the Company’s management and technological infrastructure to support continued growth in the Company’s business. Incentive compensation for all of the Company’s Named Executive Officers was determined in a similar fashion.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code places a $1.0 million limit on the tax deductibility of compensation paid or accrued with respect to a covered employee of a publicly-held corporation. The Compensation Committee believes that all compensation realized in fiscal year 2002 by the executive officers is deductible under Section 162(m).

This report is submitted on behalf of the Compensation Committee:

David Roberts, Chairman
Peter Cohen
William Brophey

Executive Compensation

The following table sets forth certain compensation information as to the most highly compensated executive officers, including the Chief Executive Officer, of the Company (the “Named Executive Officers”) for each of the years ended December 31, 2002, 2001 and 2000:

				Long-Term
				Compensation
	Annual Compensation (1)
				Securities
				Underlying
Name and Principal Position	Year	Salary($)(2)	Bonus($)(2)	Warrants(3)/Options (#)

Steven D. Fredrickson	2002	248,858	425,000	____ /190,000
President, Chief Executive Officer	2001	181,311	251,528	______/____
and Chairman of the Board	2000	136,288	69,750	35,000/_____

James L. Keown	2002	169,514	100,000	____/10,000
Senior Vice President- Information	2001	122,973	46,199	____/_____
Technology	2000	101,246	31,750	____/_____

Craig A. Grube	2002	156,970	280,000	____/105,000
Senior Vice President-	2001	109,026	174,529	____/______
Acquisitions	2000	95,999	47,250	15,000/___

Kevin P. Stevenson	2002	163,383	285,000	___/105,000
Senior Vice President, Chief	2001	108,937	161,696	_____/___
Financial Officer, Treasurer and	2000	96,618	47,250	15,000/___
Assistant Secretary

Andrew J. Holmes	2002	148,344	10,000	___/___
Senior Vice President,	2001	123,288	7,700	___/___
Administration	2000	102,060	19,150	___/___

(1)	The Company’s presentation of bonuses has changed from the manner in which the Company previously reported bonuses in executive compensation. Previously, the compensation tables prepared by the Company reflected for a given year all bonuses paid by the Company to the Named Executive Officers in each year presented. This table reflects for a given year all bonuses earned by the Named Executive Officers for such years. The Company typically pays bonuses in the year following the year in which the bonus was earned.

(2)	Prior to the Company’s initial public offering in November, 2002, the Company operated as a limited liability company, and each of the Named Executive Officers was a non-employee member of the limited liability company. As such, the Named Executive Officers were required to pay self-employment taxes, as well as other taxes not typically incurred by an executive officer of a corporation. The Named Executive Officers were given additional compensation to offset the impact of the Company’s operations as a limited liability company, as compared to a corporation, for each of the periods presented.

(3)	In connection with the reorganization of the Company, warrants owned by the Named Executive Officers as shown in the above table were exchanged for warrants to purchase the same number of shares of the Company’s common stock with the same respective exercise price. All warrants are immediately exercisable and will have an exercise price of $4.20 per share.

Option Grant Table

The following table provides information concerning the grant of stock options under the Company’s 2002 Stock Option Plan to the Named Executive Officers during the last fiscal year. In addition, the table shows the value of the options at the date of grant using the Black-Scholes option pricing model. This table does not take into account any change in the price of common stock to date, nor does the Company make any representation regarding the rate of its appreciation.

	Number of	Percent of
	Securities	Total Options			Grant
	Underlying	Granted to			Date
	Options	Employees in Fiscal	Exercise of Base		Present
Name	Granted (#)	Year	Price ($/Sh)	Expiration Date	Value $

Steven D. Fredrickson	190,000	23.75%	$13.00	November 6, 2009	$398,777
James L. Keown	10,000	1.25%	$13.00	November 6, 2009	$20,988
Craig A. Grube	105,000	13.13%	$13.00	November 6, 2009	$220,377
Kevin P. Stevenson	105,000	13.13%	$13.00	November 6, 2009	$220,377
Andrew J. Holmes	0	N/A	$13.00	November 6, 2009	$0

No stock options were exercised by any of the above Named Executive Officers as of December 31, 2002.

Employment Agreements

•     Steven D. Fredrickson is party to an employment agreement which expires on December 31, 2005. The term of the agreement will be automatically extended for additional one-year terms unless otherwise terminated by either party. Mr. Fredrickson’s agreement provides for a base salary of $190,000 per year for the first year and an increase of not less than four percent (4%) for each subsequent year. Mr. Fredrickson is eligible for an annual cash incentive bonus based on the Company’s management bonus program. The agreement also contains confidentiality provisions and a one year non-compete covenant. If the Company terminates Mr. Fredrickson without cause, he would receive a severance package that would include a lump-sum payment equal to (a) his then current base salary and accrued vacation pay through the date of such termination, (b) the greater of a lump-sum payment equal to two times his then current base salary or the minimum base salary due under the remaining term of his employment agreement and (c) the greater of a lump-sum payment equal to two times the amount of the bonus compensation, if any, paid to him in the year immediately prior to the year of termination or the bonus compensation due under the remaining term of the employment agreement.

•     James L. Keown is party to an employment agreement which expires on December 31, 2005. The term of the agreement will be automatically extended for additional one-year terms unless otherwise terminated by either party. The agreement provides for a base salary of $105,000 per year for the first year and an increase of not less than four percent (4%) for each subsequent year. Mr. Keown is eligible for an incentive bonus based on the Company’s management bonus program. The agreement also contains confidentiality provisions and a one year non-compete covenant. If the Company terminates Mr. Keown without cause, he would receive a severance package that would include a lump-sum payment equal to (a) his then current base salary and accrued vacation pay through the date of such termination, (b) a lump-sum payment equal to one times his then current base salary and (c) a lump-sum payment equal to the amount of the bonus compensation, if any, paid to him in the year immediately prior to the year of termination.

• Craig A. Grube is party to an employment agreement which expires on December 31, 2005. The term of the agreement will be automatically extended for additional one-year terms unless otherwise terminated by either party. The agreement provides for a base salary of $120,000 per year for the first year and an increase of not less than four percent (4%) for each subsequent year. Mr. Grube is eligible for an incentive bonus based on the Company’s management bonus program. The agreement also contains confidentiality provisions and a one year non-compete covenant. If the Company terminate Mr. Grube without cause, he would receive a severance package that would include a lump-sum payment equal to (a) his then current base salary and accrued vacation pay through the date of such termination, (b) a lump-sum payment equal to two times his then current base salary and (c) a lump-sum payment equal to two times the amount of the bonus compensation, if any, paid to him in the year immediately prior to the year of termination.

•     Kevin P. Stevenson is party to an employment agreement which expires on December 31, 2005. The term of the agreement will be automatically extended for additional one-year terms unless otherwise terminated by either party. The agreement provides for a base salary of $120,000 per year for the first year and an increase of not less than four percent (4%) for each subsequent year. Mr. Stevenson is also eligible for an incentive bonus based on the Company’s management bonus program. The agreement also contains confidentiality provisions and a one year non-compete covenant. If the Company terminates Mr. Stevenson without cause, he would receive a severance package that would include a lump-sum payment equal to (a) his then current base salary and accrued vacation pay through the date of such termination, (b) a lump-sum payment equal to two times his then current base salary and (c) a lump-sum payment equal to two times the amount of the bonus compensation, if any, paid to him in the year immediately prior to the year of termination.

•     Andrew J. Holmes is party to an employment agreement which expires on December 31, 2003. The term of the agreement will be automatically extended for additional one-year terms unless otherwise terminated by either party. The agreement provides for a base salary of $94,640 per year for the first year and an increase of not less than four percent (4%) for each subsequent year. Mr. Holmes is eligible for an incentive bonus based on the Company’s management bonus program. The agreement also contains confidentiality provisions and a one year non-compete covenant. If the Company terminates Mr. Holmes without cause, he would receive a severance package that would include a lump-sum payment equal to (a) his then current base salary and accrued vacation pay through the date of such termination, (b) a lump-sum payment equal to one-half his then current base salary and (c) a lump-sum payment equal to one-half times the amount of the bonus compensation, if any, paid to him in the year immediately prior to the year of termination.

As described above, prior to the Company’s initial public offering in November 2002, the Company was operated as a limited liability company and each of the Named Executive Officers was a non-employee member of the limited liability company. As such, the Named Executive Officers were required to pay self-employment taxes, as well as other taxes not typically incurred by executive officers of a corporation. The Named Executive Officers were given additional compensation to offset the impact of the Company’s operations as a limited liability company as compared to a corporation, for each of the periods presented.

Compensation Committee Interlocks and Insider Participation

All of the members of the Compensation Committee are non-employee directors and are not former officers of the Company. David N. Roberts is a limited partner of the entity which is a general partner of Angelo Gordon, one of the Company’s principal stockholders. As a limited partner in such entity, Mr. Roberts maintains an indirect economic interest in Angelo Gordon, but has no voting power with respect to PRA Investments, L.L.C., Angelo Gordon or otherwise. See “Certain Relationships and Related Transactions.”

Security Ownership of Certain Beneficial Owners and Management

9,065,000 shares of common stock of the Company, are “restricted” shares, which means they were not registered with the SEC. The holders of 8,985,000 of these shares have agreed to a 180-day “lock-up” with respect to these shares. This generally means that these shares may be sold 180 days following the date of the Company’s initial public offering. However, because these shares have not been registered, they may only be sold through registration under the Securities Act of 1933, as amended (the “Securities Act”) or under an available exemption from registration, such as provided through Rule 144 promulgated under the Securities Act. In general, under Rule 144 owners of unregistered shares owned for one year or more may sell in the open market within any three-month period a number of shares that does not exceed the greater of: 1% of the then outstanding shares of the Company’s common stock; or the average weekly trading volume in the common stock on the Nasdaq National Market during the four calendar weeks preceding the sale.

Shares sold under Rule 144 are also subject to limitations on the manner of sale, notice requirements and the availability of the Company’s current public information. A person who is deemed not to have been an affiliate of the Company at any time during the three months preceding a sale by him or her and who has beneficially owned his or her shares for at least two years, may sell the shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, notice requirements, or the availability of current information referred to above. After restricted shares are properly sold in reliance upon Rule 144, they will be freely tradeable without restrictions or registration under the Securities Act, unless thereafter held by an affiliate of the Company.

The Company has reserved an aggregate of 2,000,000 shares of common stock for issuance under the Company’s 2002 Stock Option Plan and 2,155,000 shares of common stock for issuance upon exercise of outstanding warrants. The Company intends to register the shares issuable under the Company’s 2002 Stock Option Plan prior to their exercise date. Shares of common stock issued under the Company’s 2002 Stock Option Plan after the effective date of any registration statement registering the shares will be available for sale in the public market without restriction to the extent they are held by persons who are not the Company’s affiliates under Rule 144.

The following table contains information about the beneficial ownership of the Company’s common stock as of March 26, 2003 by (i) each stockholder known by the Company to own beneficially more than 5% of the Company’s common stock, (ii) each of the Company’s directors, (iii) each of the Company’s executive officers, (iv) all directors and executive officers as a group.

Except as indicated by footnote and subject to community property laws where applicable, to the knowledge of the Company the persons or entities named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. In computing the number of shares beneficially owned by a person or entity and the percentage ownership of that person or entity, all outstanding warrants and options currently exercisable or exercisable within 60 days of March 26, 2003 are deemed outstanding, while such warrants are not deemed outstanding for purposes of computing percentage ownership of any other person or entity.

Name of Beneficial Owner	Shares	Percent

	Beneficially Owned	Beneficially Owned

PRA Investments, LLC	5,036,166	37.2%
Angelo, Gordon & Co. L.P (1)	2,823,289	20.8%
Steven D. Fredrickson (2)	968,149	6.8%
Kevin P. Stevenson (3)	556,900	4.0%
Craig A. Grube (4)	404,525	2.9%
Andrew J. Holmes (5)	464,463	3.4%
James L. Keown (6)	494,463	3.6%
Judith S. Scott (7)	10,000	0.1%
David Roberts (8)	2,500	0.0%
William Brophey	—	0.0%
James Voss	1,000	0.0%
Peter Cohen	—	0.0%
All executive officers and directors (10 persons) (9)	2,902,000	18.8%

(1)	Includes 56,455 shares, or 0.42%, owned by PRA Investments, L.L. C., a Delaware limited liability company for which Angelo Gordon serves as the managing member, and immediately exercisable warrants to purchase 21,000 shares issued to AG PRA (as defined under the caption, “Certain Relationships and Related Transactions”). Excludes 4,979,711 shares, or 36.75%, held by PRA Investments, L.L.C. but not owned by Angelo Gordon. Mr. Roberts, one of the Company’s directors, is an employee of Angelo Gordon but does not exercise voting or investment power over the shares beneficially owned by PRA Investments, L.L.C. or Angelo Gordon.

(2)	Includes immediately exercisable warrants to purchase 636,000 shares, including warrants to purchase 1,000 shares issued to AG PRA.

(3)	Includes immediately exercisable warrants to purchase 455,000 shares.

(4)	Includes immediately exercisable warrants to purchase 317,000 shares, including warrants to purchase 2,000 shares issued to AG PRA. See “Certain Relationships and Related Transactions.”

(5)	Includes immediately exercisable warrants to purchase 200,000 shares.

(6)	Includes immediately exercisable warrants to purchase 230,000 shares.

(7)	Includes immediately exercisable warrants to purchase 7,500 shares.

(8)	Does not include any shares owned by Angelo Gordon or PRA Investments, L.L.C., but includes immediately exercisable warrants to purchase 2,500 shares issued to AG PRA.

(9)	Includes immediately exercisable warrants to purchase 1,848,000 shares, including warrants to purchase 5,500 shares issued to AG PRA.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information with respect to securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2002:

Plan Category	Number of Securities	Weighted-average	Number of Securities
	to be Issued Upon	Exercise Price of	Remaining Available
	Exercise of	Outstanding Options,	for Future Issuance
	Outstanding Options,	Warrants and Rights	Under Equity
	Warrants and Rights		Compensation Plans

Equity compensation plans approved by security holders	None.	None.	None.

Equity compensation plans not approved by security holders	2,992,850	$6.66	1,192,150

Total	2,992,850	$ 6.66	1,192,150

Certain Relationships and Related Transactions

On December 30, 1999, the Company entered into a $12.5 million credit agreement with AG PRA 1999 Funding Co., LLC (“AG PRA”) that expired on June 30, 2002. Terms of the agreement included the possibility of AG PRA earning contingent interest. AG PRA is owned by affiliates of Angelo Gordon, the Company’s majority stockholder, and by Steven Fredrickson, Craig Grube and David Roberts. Over the term of the agreement the Company borrowed $6.6 million. In December 2001, the Company paid off all theOutstanding loans under this agreement, and incurred an expense of $300,000 to extinguish the contingent interest provision. In addition, in accordance with this Agreement, the Company granted AG PRA warrants to purchase 125,000 membership units of Portfolio Recovery Associates, L.L.C. which were immediately exercisable for $3.60 per unit. In connection with the reorganization of the Company, these warrants were exchanged for comparable warrants to purchase 125,000 shares of the Company’s Common Stock, which were immediately exercisable for $3.60 per share.

PRA Investments, L.L.C., one of the Company’s principal stockholders, was formed in March 1999 in order to make an investment in the Company’s equity. PRA Investments, L.L.C. is a single-investment entity and has never invested or held securities other than the membership units of Portfolio Recovery Associates, L.L.C. and shares of the Company’s common stock. Angelo Gordon is the managing member of PRA Investments, L.L.C. and owns 1.1% of its outstanding membership interests.

David N. Roberts, one of the Company’s directors, is a limited partner of the entity which is a general partner of Angelo Gordon, one of the Company’s principal stockholders. As a limited partner in such entity, Mr. Roberts maintains an indirect economic interest in Angelo Gordon, but does not exercise voting or investment power over the shares beneficially owned by PRA Investments, L.L.C., Angelo Gordon or the entity of which he is a limited partner.

With respect to related party transactions the Company requires that written agreements are negotiated and executed between the related party and it. Prior to execution, any such agreement must be reviewed and approved by the Board. The agreement discussed above was entered into after arms’ length negotiations between the related party and the Company.

Stock Performance Graph

The following graph compares, from November 8, 2002 (the date the Company’s initial public offering commenced) to December 31, 2002, the cumulative stockholder returns assuming an initial investment of $100 on November 8, 2002 in the Company’s Common Stock, the stocks comprising the Nasdaq Stock Market (U.S.) Index and the stocks comprising a peer group index.

     *The peer group index consists of six competitors.

The comparisons of stock performance shown above are not intended to forecast or be indicative of possible future performance of the Company’s common stock. The Company will not make or endorse any predictions as to its future stock performance.

Section 16 (a) Compliance Reporting

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers and directors and persons who beneficially own more than five percent (5%) of the company’s common stock to file reports of ownership and changes in ownership of such common stock with the Securities and Exchange Commission and the Nasdaq stock market. These persons are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of directors and officers questionnaires, reports on Forms 3, 4 and 5 furnished to the Company pursuant to Section 16(a) of the Exchange Act, Board minutes and written representations from the executive officers and directors that no other reports were required to be filed, the Company believes that all of such reports were filed on a timely basis by executive officers and directors during 2002.

Costs of Solicitation

The Company will pay all of the costs of soliciting proxies. The Company has retained Curran & Connors for the printing of proxies, at a cost of $4,560. Continental Stock Transfer and Trust Company has been retained to develop the mailing list, mail out the solicitation for proxy votes and to verify certain records related to the solicitation. The Company will pay Continental Stock Transfer and Trust Company a fee of $450.00 as compensation for its services, which will include tabulating votes, and will reimburse Continental Stock Transfer and Trust Company for its related out-of-pocket expenses including mailing expenses. In addition to solicitation by mail, the directors, officers and agents of the Company may also solicit proxies from stockholders by telephone, telecopy, telegram, Internet or in person. All such costs will be paid by the Company. Upon request, the Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in sending the proxy materials to beneficial owners.

Annual Report

A copy of the Company’s 2002 Annual Report to Stockholders is being mailed to you with this proxy statement. The Company’s audited financial statements, together with other related information, are included in the Company’s 2002 Annual Report to Stockholders.

A copy of the Company’s 2002 Annual Report to Stockholders and its Annual Report on Form 10-K for the year ended December 31, 2002, as amended and filed with the Securities and Exchange Commission, and all financial statements or schedules required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 may be obtained from our web site at www.portfoliorecovery.com, or by contacting: Melissa Stallard, Investor Relations liaison, Portfolio Recovery Associates, Inc., 120 Corporate Blvd., Suite 100, Norfolk, VA 23502. A copy of the Company’s Annual Report on Form 10-K, and other periodic filings also may be obtained from the Securities and Exchange Commission’s EDGAR database at www.sec.gov

Other Information

2004 Stockholder Proposals and Director Nominations.

In order for a stockholder proposal to be considered for inclusion in the Company’s proxy statement for the 2004 Annual Meeting of Stockholders, pursuant to Rule 14a-8 of the Exchange Act, the proposal must be received at the Company’s office by January 5, 2004. Proposals submitted thereafter will be opposed as not having been timely filed. The Company’s By-laws and Certificate of Incorporation provide that any stockholder of record entitled to vote at an Annual Meeting who intends to make a nomination for director must notify the Secretary in writing not less than 60 days and not more than 90 days prior to the anniversary date of the immediately preceding Annual Meeting. The notice must meet other requirements contained in the Company’s By-laws and Certificate of Incorporation, copies of which can be obtained from the Secretary of the Company at the address set forth herein, or from the Securities and Exchange Commission. The Nominating/Corporate Governance Committee will consider qualified nominees for Board membership submitted by stockholders. A stockholder wishing to nominate a candidate should forward the candidate’s name and a detailed background of the candidate’s qualifications, including principal occupations or employment held over the past five years, and provide a written statement of the nominee indicating his or her willingness to serve if elected. Generally, candidates must be highly qualified and have broad training and experience in their chosen fields. They should represent the interests of all stockholders and not those of a special interest group. In order to be eligible to submit a proposal under Rule 14a-8, a stockholder must:

*	Be a beneficial owner of at least 1% or $2,000 in market value of securities entitled to vote at the meeting;
*	Have owned these securities for at least one year;
*	Continue to own them through the date of the meeting, and
*	Attend the meeting.

All stockholder proposals and nominations should be sent to the attention of the Company’s Secretary.

The Board of Directors is not aware of any matters not set forth herein that may come before the Annual Meeting or with respect to any adjournment or postponement thereof. If further business properly comes before the meeting, the Chairman will vote the shares represented thereby in accordance with his best judgment.

By Order of the Board of Directors,

Judith S. Scott
Secretary

Norfolk, Virginia
Date: April 9, 2003

APPENDIX “A”

CHARTER OF THE AUDIT COMMITTEE
OF THE
BOARD OF DIRECTORS
OF
PORTFOLIO RECOVERY ASSOCIATES

I. AUDIT COMMITTEE PURPOSE

The Audit Committee of the Board of Directors of the Company is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

•	Monitor and review the accuracy and fairness of the Company’s financial reports and monitor and ensure the adequacy of the Company’s systems of internal controls regarding finance, accounting, and legal compliance.

•	Monitor the independence and performance of the Company’s independent auditors.

•	Provide an avenue of communication between the independent auditors, management and the Board of Directors.

The Audit Committee has the authority to conduct or authorize investigations into any matter within the scope of its responsibilities and it shall have direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or advisors it deems necessary in the performance of its duties or to assist in the conduct of any investigation.

II. AUDIT COMMITTEE COMPOSITION AND MEETINGS

Audit Committee members shall meet the requirements of the Securities and Exchange Commission, the Nasdaq Stock Market and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Audit Committee shall, at the time of their appointment, have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Audit Committee shall have accounting or related financial management expertise and be considered a “financial expert” within the meaning of the Sarbanes-Oxley Act and related regulations to be promulgated by the Securities and Exchange Commission and the Nasdaq Stock Market. Members of the Audit Committee shall enhance their familiarity with finance and accounting by participating in continuing educational programs, as mandated by the Nasdaq Stock Market.

Audit Committee members shall be appointed by the Board of Directors on recommendation of a nominating committee. If the Audit Committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership.

The Audit Committee will have regular meetings at least four times per year (which should coincide with, and precede, the Company’s public announcement of its quarterly and annual results) or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee should meet privately and separately, on a regular basis, with management and with the independent auditors, to discuss any matters that the Audit Committee or each of these groups believes should be discussed.

III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

Review Procedures

1.	Review and reassess the adequacy of this Charter at least annually. Submit this Charter to the Board of Directors for approval and have this Charter published in a proxy or information statement periodically in accordance with Securities and Exchange Commission regulations.

2.	Review the Company’s annual audited financial statements and related footnotes prior to filing or distribution. The review should include separate discussions with management and with the independent auditors of significant issues and disagreements (if any) regarding accounting principles, practices and judgments, any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information and the effect of using different accounting principles, practices and judgments.

3.	Review the Company’s quarterly earnings prior to filing or distribution and discuss with management and with the independent auditors.

4.	Review any reports or other documents that include public financial disclosures prior to filing or distribution and discuss with management, if appropriate, whether the information contained in these documents is consistent with the information contained in the Company’s financial statements.

5.	In consultation with the management and the independent auditors, consider the integrity of the Company’s financial reporting processes and adequacy of controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review and assess management’s critical accounting estimates and policies and off-balance sheet transactions (if any).

6.	Review written reports and significant findings prepared by the independent auditors, if any, including reports regarding the Company’s critical accounting policies, alternative treatments of financial information and material communications between the independent auditor and management and if appropriate, discuss the information

2

contained in the reports with the independent auditors. Review management’s responses, if any, to such reports and findings, including the status of previous recommendations.

7.	Obtain confirmation from internal auditors that the Company is in compliance with its financial reporting requirements.

8.	Review and approve the hiring of employees of the independent auditors who were engaged on the Company’s account. Discuss with independent auditors any recommendations the independent auditors may have.

9.	Review annually policies and procedures, as well as audit results, associated with directors’ and officers’ expense accounts and perquisites, and other uses of corporate assets.

10.	Review and approve a summary of directors’ and officers’ related party transactions and potential conflicts of interest.

Independent Auditors

11.	The independent auditors are accountable to the Audit Committee and the Board of Directors, and the Audit Committee has the sole authority and responsibility to select and hire, oversee, determine funding for, evaluate and, where appropriate, replace the independent auditors (and independent counsel and other advisors to represent the Audit Committee). The Audit Committee shall review the performance of the independent auditors, the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditors.

12.	Approve the fees and other significant compensation to be paid to the independent auditors (and independent counsel and other advisors to represent the Audit Committee).

13.	Review the non-audit services to determine whether they are permissible under current law. Preapprove the provision of any permissible non-audit services by the independent auditors and the related fees of the independent auditors therefor. Consider whether the provision of these other services is compatible with maintaining the auditors’ independence.

14.	On an annual basis, the Audit Committee should receive from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company and should discuss with the independent auditors the disclosed relationships or services that may impact the objectivity and independence of the auditors, and take, or recommend that the Board of Directors take appropriate action to ensure the independence of the auditors. Annually, the Audit Committee shall ensure receipt of a formal written statement from the independent auditors with respect to their independence consistent with all applicable standards.

15.	Review the independent auditors audit plan — discuss scope, staffing, locations, reliance upon management and internal audit and general audit approach.

3

16.	Discuss certain matters required to be communicated to audit committees in accordance with the American Institute of Certified Public Accountants: A Statement of Auditing Standards No. 61, including such matters as (i) the consistency of application of the Company’s accounting policies; (ii) the completeness of information contained in the financial statements and related disclosures; (iii) the selection of new or changes to the Company’s accounting policies; (iv) estimates, judgments and uncertainties; (v) unusual transactions and (vi) accounting policies relating to significant financial statement items, including the timing of transactions and the period in which they are recorded.

17.	Obtain and consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting; the discussion should include such issues as the clarity of the Company’s financial disclosures and degree of aggressiveness or conservatism of the Company’s accounting principles and underlying estimates and other significant decisions made by the management in preparing the financial disclosure.

Legal Compliance

18.	On at least an annual basis, review with the Company’s counsel, any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

19.	Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company’s annual proxy statement.

20.	Establish and maintain appropriate procedures for the receipt, retention and treatment of complaints received from employees of the Company regarding accounting, internal accounting controls or auditing matters. A memo setting forth such procedures shall be distributed to all employees of the Company on at least an annual basis.

21.	Maintain minutes of meetings and report Audit Committee actions to the Board of Directors on a regular basis including any recommendations the Audit Committee deems appropriate.

22.	Perform any other activities consistent with this Charter, the Company’s By-laws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

23.	Periodically perform self-assessment of Audit Committee performance.

24.	Develop and recommend to the Board a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

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Proxy Card
PORTFOLIO RECOVERY ASSOCIATES, INC.

Proxy Solicited by the Board of Directors
for Annual Meeting of Stockholders to be held May 12, 2003
For Holders as of March 26, 2003

The undersigned hereby appoints James Voss and William Brophey, the proxies selected by the Company’s Board of Directors, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote at the Annual Meeting of Stockholders of PORTFOLIO RECOVERY ASSOCIATES, INC. to be held May 12, 2003 and at any adjournments thereof, on the following proposals:

Election of Directors

Nominees:	1. Steven D. Fredrickson
2. Peter Cohen

Ratification of Independent Auditors

Independent Auditor: PricewaterhouseCoopers, LLP

The proxies named above are authorized to vote in their discretion with respect to other matters that properly come before the Annual Meeting or any adjournment of the Annual Meeting. As of April 9, 2003 (the date of this mailing), Portfolio Recovery Associates, Inc. does not know of any such other matters to be presented at the Annual Meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. Your shares cannot be voted unless you sign, date and return this card, or vote your shares by using either of the means described on the reverse side.

SEE REVERSE SIDE

Please mark /x/ in only one box.
When this Proxy is properly executed, the shares to which it relates will be voted in the manner directed herein.

The Board of Directors recommends a vote FOR the election of the above directors.

FOR All Nominees	☐
Withhold Authority From All Nominees	☐
FOR Nominee 1 Only	☐
FOR Nominee 2 Only	☐

The Board of Directors recommends a vote FOR the ratification of the selection of the Company’s independent auditors: PricewaterhouseCoopers, LLP

FOR	☐
AGAINST	☐
ABSTAIN	☐

Signature________________________________________ Date________________________________________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator or guardian, please give full title as such.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.
By signing this proxy card, you acknowledge receipt of the Notice of Annual Meeting of Stockholders to be held on May 12, 2003 and the Proxy Statement dated April 9, 2003.

YOUR VOTE IS IMPORTANT.    THANK YOU FOR VOTING.